Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Prashant Patel, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Wellgistics Health, Inc. on Form 10-K for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Wellgistics Health, Inc. at the dates and for the periods indicated.

Dated: March 20, 2026

/s/ Prashant Patel
Prashant Patel
Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Wellgistics Health, Inc. and will be retained by Wellgistics Health, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.